Exhibit 99.1

Amendment to the Move, Inc. 2011 Incentive Plan

AMENDMENT TO THE

MOVE, INC.

2011 INCENTIVE PLAN

This Amendment to the Move, Inc. 2011 Incentive Plan (the “Plan”), has been adopted by the Board of Directors and approved by the stockholders of Move, Inc. (the “Company”), to be effective as of June 12, 2013.

1.                                      The Plan is hereby amended by deleting Section 5.1 in its entirety and replacing it with the following:

“5.1.  NUMBER OF SHARES.  Subject to adjustment as provided in Sections 5.2 and Section 15.1, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be 7,300,000, plus a number of additional Shares (not to exceed 2,500,000) underlying awards outstanding as of the Effective Date under the Company’s Prior Plans that thereafter terminate or expire unexercised, or are cancelled, forfeited or lapse for any reason. The maximum number of Shares that may be issued upon exercise of Incentive Stock Options granted under the Plan shall be 7,300,000. From and after the Effective Date, no further awards shall be granted under the Prior Plans and the Prior Plans shall remain in effect only so long as awards granted thereunder shall remain outstanding.”

2.                                      Except as expressly amended hereby, the terms of the Plan shall be and remain unchanged and the Plan as amended hereby shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized representative on the day and year first above written.

MOVE, INC.

By:	/s/ James S. Caulfield
Authorized Officer